Exhibit 99.1

COMPANY CONTACT:	AT FINANCIAL RELATIONS BOARD:
James Mead	Leslie Loyet	Tim Grace
Chief Financial Officer	General Information	Media Inquiries
(312) 658-5740	(312) 640-6672	(312) 640-6667

FOR IMMEDIATE RELEASE

TUESDAY, SEPTEMBER 5, 2006

STRATEGIC HOTELS & RESORTS CLOSES ON ACQUISITIONS OF THE FAIRMONT

SCOTTSDALE PRINCESS AND MARRIOTT LONDON GROSVENOR SQUARE

Chicago, IL – September 5, 2006 – Strategic Hotels & Resorts, Inc. (NYSE: BEE) today announced that the company has closed on its acquisition of The Fairmont Scottsdale Princess from an affiliate of Fairmont Raffles Holdings International for a purchase price of $345.0 million, and an adjacent 10-acre development parcel for $15.0 million.

The company has also closed on its acquisition of the Marriott London Grosvenor Square from an affiliate of Blackstone Real Estate Partners for a purchase price of £103.0 million.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust which owns and asset manages high-end hotels and resorts. The company has ownership interests in 21 properties with an aggregate of 10,494 rooms. For further information, please visit the company’s website at http://www.strategichotels.com/